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                                                                   EXHIBIT 10.10
                     GENERAL RELEASE AND SEVERANCE AGREEMENT

         This General Release and Severance Agreement ("Agreement") is entered into between Robert A. Pickering ("Employee") and Dura Automotive Systems, Inc. ("Company") in connection, with the termination of Employee's employment.

                                    RECITALS

         A.       Company has employed Employee as an at-will employee; and

         B. Employee's at-will employment will terminate for a legitimate business reason, which will be Employee's voluntary retirement; and

         C. Employee and Company want to amicably provide for the orderly termination of Employee's employment, for the payment by Company of severance pay and benefits not otherwise due and owing to Employee, for the waiver, release, and discharge by Employee of any claims arising in the course of or out of Employee's employment with Company or the termination of Employee's employment with Company, and for Employee's agreement not to sue Company.

                  Based on the foregoing Recitals, which Employee and Company accept as true and as part of the basis for this Agreement, and in consideration of and in reliance upon the representations and promises in this Agreement, Employee and Company agree as follows:

         1.       Termination of Employment and Final Pay

                  (a) Employee will voluntarily retire effective December 31, 2003 ("Retirement Date").

                  (b) Company will pay to Employee, with Employee's final paycheck, all earned wages through the Retirement Date, minus any applicable withholdings, and all accrued unused vacation shown on the Termination Benefit Calculation Worksheet attached as Exhibit A, minus any applicable withholdings.

         2.       Severance Pay

         Company will pay the Employee the severance pay specified in the attached Termination Benefit Calculation Worksheet, minus any applicable Withholdings, in equal installments on Company's regularly scheduled paydays. The first payment will occur on or about the first regularly scheduled payday after the following events:

                  (a)      Employee has signed the Agreement; and

                  (b) The seven-day revocation period set forth in paragraph 22.d of this Agreement has expired without Employee's revocation of this Agreement.

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         3. RETIREE HEALTH INSURANCE

         Effective on the Retirement Date, Employee will be eligible to participate in the Atwood Mobile Products Retiree Medical Plan, subject to and in accordance with the provisions of that plan.

         4. DEFERRED COMPENSATION

         Effective January 1, 2004, Company will grant Employee credited vesting service until March 1, 2005 for the purpose of the Excel Industries, Inc. Restated 1989 Deferred Compensation Plan and Agreement, as amended June 1,2002.

         5. LEADERSHIP ELECTIVE APPRECIATION DEFERRAL BENEFIT PLAN

         Effective on the Retirement Date, Employee will be eligible to participate as a retiree in the Leadership Elective Appreciation Deferral Benefit Plan, subject to and in accordance with the provisions of that plan.

         6. LEADERSHIP STOCK PURCHASE FLAN

         Effective on the Retirement Date, all premium shares will be fully vested. Stock certificates will be issued in accordance with the provisions of the plan. Employee will be responsible for all tax obligations at the time the certificates are issued.

         7. LEADERSHIP TEAM BONUS

         If Company, in its discretion, grants bonuses for calendar year 2003 to members of the leadership team, Employee will be eligible to receive a bonus for calendar year 2003 on the sane basis as other members of the leadership team.

         8. STOCK DISCOUNT PURCHASE PLAN

         Effective on the Retirement Date, Employee will be ineligible to participate in the Stock Discount Purchase Plan.

         9. RETURN OF COMPANY PROPERTY

                  (a) Employee shall return all property belonging to the Company, including, but not limited to, all documents, credit cards, keys, pagers, phones, identification cards, computer software and hardware, business plans, financial statements, or other property on the Retirement Date, if practicable, but in no event later than three business days after the Retirement Date.

                  (b) On or before the close of business on December 31, 2003, Employee will return to Company, the Company's vehicle, a 2003 BMW 745 LI, Vehicle Identification Number WBAGN63403DR12106 or will purchase that

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                           vehicle from Company for its book value that will be
                           determined as of December 15, 2003.

         10.      CONSIDERATION IN EXCHANGE FOR EMPLOYEE'S PROMISES

         The consideration set forth in paragraphs 2, 3, 4, 6, 7, and 9(b) of this Agreement is not otherwise due and owing to Employee and is fair and adequate consideration in exchange for Employee's promises contained in this Agreement. Company will provide that consideration to Employee only in exchange for Employee's promises and obligations under in this Agreement. Employee will not receive that consideration unless Employee signs this Agreement, does not revoke the Agreement, and fulfills Employee's promises and obligations under this Agreement.

         11.      RELEASE

                  (a)

                           (i) In exchange for Company's obligations under this Agreement, Employee, to the fullest extent permitted by law, waives, releases, and discharges Company, together with its current and former officers, directors, agents, employees, parent company, subsidiaries, affiliated entities, related entities, attorneys, any other representatives, and successors in interest (collectively referred to as "Released Parties"), jointly and severally, from any claims and any causes of action arising in the course of or out of Employee's employment with Company or the termination of Employee's employment with Company under any state and federal statutes, including the Age Discrimination in Employment Act, 29 USC Section 621 et sea, and under the common law.

                           (ii) In. exchange for Employee's obligations under this Agreement, Company, together with its current and former officers, directors, agents, employees, patent company, subsidiaries, affiliated entities, related entities, attorneys, any other representatives, and successors in interest, waives, releases, and discharges Employee, to the fullest extent permitted by law, from any claims and any causes of action, under any state and federal statutes and under the common law.

                           (iii) Employee and Company intend that, to the fullest extent permitted by law, these waivers, releases, and discharges will be a general release, will extinguish any claims and any causes of action, and will preclude any lawsuit or any other legal claim by either party against the other party about anything that occurred before the date of the signing of this Agreement This Agreement includes a release of Employee's right to file a lawsuit or to seek individual remedies or damages in any EEOC-filed lawsuit, and this release will apply to any Charge of Discrimination about any events that occurred up to the date of the signing of this Agreement The only claims and causes of action that Employee is not waiving, releasing, and discharging are for the consideration that Employee will

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                           receive under this Agreement and any claims and
                           causes of action that, as a matter of law, can not be waived, released, and discharged.

                  (b)

                           (i) In exchange for Company's obligations under this Agreement Employee gives up, to the fullest extent permitted by law, any right to file any lawsuit against Released Parties about anything arising in the course of or out of Employee's employment or the termination of Employee's employment under any state and federal statutes, including the Age Discrimination Act, 29 USC Section 621 el sea., and under the common law.

                           (ii) In exchange for Employee's obligations under this Agreement, Company gives up, to the fullest extent permitted by law, any right to file any lawsuit against Employee under any state and federal statutes and under the common law.

                  (c) The consideration, set forth in this Agreement is in full accord and satisfaction of:

                           (i) any claims and any causes of action that Employee has, may have, or may have had against Company arising in the course of or out of Employee's employment with Company or the termination of Employee's employment with Company; and

                           (ii) any claims and causes of action that Company has, may have, or may have had against Employee.

                  (d)

                           (i) Except for any claim for unemployment insurance benefits, Employee has not filed any claims, charges, suits, or actions of any kind against any of the Released Parties that have not been fully resolved, and

                           (ii) Company has not filed any claims, charges, suits, or actions of any kind against Employee.

                  (e) If either party asserts any claim against the other party within the scope of paragraph 11.a or 11.b, the other party may assert this Agreement as a complete defense to that claim. Further, the party asserting a claim will reimburse the other party for the attorneys' fees and expenses that the other party incurs in defending any claim, notwithstanding any other relief to which the other party may be entitled.

                  (f) Any lawsuit based upon a claim arising out of or relating in any way to Employee's employment with Company or the termination of that employment, or to any alleged breach of this Agreement, will be brought,

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                           if at all, in a state or federal court located in
                           Oakland County, Michigan, and the parties waive their respective rights to commence or maintain any action in any other forum. Further, the selection of venue/forum is made without regard to forum nonconveniens.

         12. NO REINSTATEMENT

         Employee waives any right to reinstatement or reemployment with Company or any affiliate.

         13. CONFIDENTIAL INFORMATION

         Employee will not, directly or indirectly, disclose or use any Confidential Information for any purpose whatsoever. The term "Confidential Information" means trade secrets and other information concerning Company not generally known to the public which Employee acquired by virtue of his employment including, but not limited to, internal business and marketing plans and strategies; production, coating, and manufacturing processes and formulas; financial information; pricing practices, policies, margins, and related information; and customer lists and other information relating to customer relationships.

         14. NON-DISPARAGEMENT

         After the Retirement Date, Employee will make no adverse or disparaging comments about Company, its employees, or its products, which may tend to impugn or injure their reputation, goodwill or relationships with Company's present or prospective customers, employees, vendors, or with the business community generally, and Company, its board of directors, and its officers will make no adverse or disparaging comments about Employee,

         15. NON-DISCLOSURE

         Employee will not disclose the existence and terms of this Agreement to any person (except as required by law or as necessary to enforce this Agreement). Notwithstanding the foregoing, Employee may disclose .this Agreement's terms to Employee's spouse and legal and financial advisors (each a "Permitted Party"), who shall have the same responsibility as Employee to keep confidential the existence and terms of this Agreement. If Employee or any Permitted Party discloses the terms or existence of this Agreement in violation of this paragraph, Company's obligations under paragraph 2 and 3 above will cease, and Employee shall become obligated to repay immediately to Company any severance benefits, including severance pay and health premiums, already paid.

         16. NON-COMPETITION

                  (a) For a period of one year following the Retirement Date, Employee may not serve or participate as an employee, contract worker, independent contractor, consultant, owner, or otherwise, either directly or indirectly, in any enterprise that competes with the Company in the Recreational and Specialty Vehicle market or any market currently served by the Atwood Mobile Products Division ("Competitive Enterprise").

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                  (b)      For a period of one year following the Retirement
                           Date, Employee will not have, either directly or indirectly, any business contact with or perform any work for any Company customers or prospective customers with which Company bad any business contact during the twelve month period before the Retirement Date either on Employee's own behalf or in the service of or on behalf of any Competitive Enterprise.

                  (c) During the one year period following the Retirement Date, Employee will immediately inform Company in writing of the name and address of each relationship with a Competitive Enterprise after beginning the relationship.

         17. NON-SOLICITATION OF CUSTOMERS

         For a period of one year following the Retirement Date, Employee will not, directly or indirectly, either on Employee's own behalf or in the service of or on behalf of any Competitive Enterprise, divert, solicit, or attempt to divert or solicit any Company customers or prospective customers, including, but not limited to, any current Atwood customers, for the purpose of providing products to those customers or prospective customers. A "customer" is any entity to which Company has provided products within the twelve month period before the Retirement Date; a "prospective customer" is any entity that has been subject to documented Company sales and marketing activity within the twenty-four month period before the Retirement Date.

         18. NON-SOLICITATION OF EMPLOYEES

         For a period of one year following the Retirement Date, Employee will not, directly, or indirectly, either on Employee's own behalf or in the service of or on behalf of any Competitive Enterprise, divert, solicit, or hire away, or attempt to divert, solicit or hire away to or for any Competitive Enterprise, any person then employed by the Company.

         19. COOPERATION IN LITIGATION

         Employee will cooperate and assist in the prosecution, defense, and trial of any lawsuit, charge, complaint, or any other legal issue, which is now pending or may be filed in the future, asserted, or brought by or against Company, and Company will reimburse Employee for reasonable travel and related expenses in connection with that cooperation and assistance.

         20. PENALTY FOR EMPLOYEE'S NON-COMPLIANCE

         If Employee, in the judgment of Company, violates any of Employee's obligations under paragraphs 13, 14, 15, 16, 17, or 18 of this Agreement, then Company will discontinue any further payments under paragraphs 2 and 3 of this Agreement, and Employee will be obligated both to repay all amounts paid by Company under paragraphs 2 and 3 of this Agreement and to pay any costs and attorney fees incurred by Company in the enforcement of this paragraph 20.

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         21.      COMPLETE AGREEMENT

                  (a) This Agreement and the attached Termination Benefit Calculation Worksheet set forth the entire agreement of the parries and supersede any prior agreements between them.

                  (b) This Agreement may not be modified except in a writing signed by both parties to this Agreement.

                  (c) Employee is not relying in any way on any statements, promises, or representations made by Company or any Company employee or agent in entering into this Agreement.

                  (d) Employee is not entitled to any compensation, bonuses, commission vacation pay, severance pay, fees, or any other consideration from Company, except as Employee may be entitled to by law, under this Agreement, or under the terms and conditions of any Company employee benefit plan, including retirement plans.

         22.      KNOWING AND VOLUNTARY ACCEPTANCE

                  (a) Employee has read and understands this Agreement in its entirety;

                  (b) Employee has been advised to seek legal counsel and any other advice Employee wishes with respect to the terms of this Agreement before signing it and has had ample opportunity to do so;

                  (c) Employee has been offered twenty-one calendar days after receipt of this Agreement to consider its terms before signing it (but Employee may elect to return the signed Agreement on any earlier date). Company has made no promises, inducements, representations, or threats to cause Employee to sign the Agreement before the end of the twenty-one day period;

                  (d) The Agreement will not become effective until seven days after its execution by Employee, and Employee may revoke this Agreement during the first seven days after signing it by providing written notice to Company, to the attention of Theresa Skotak, Vice President, Human Resources;

                  (e) Employee enters into this Agreement knowingly and voluntarily, without duress or reservation, of any kind as of the date of this Agreement

         23.      GOVERNING LAW

         The law of the state of Michigan will govern the interpretation and enforcement of this Agreement.

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         24.      NON-ADMISSION OF LIABILITY

         This Agreement shall not be used or construed as an admission of liability or wrongdoing by either Company or Employee. Company denies that it acted unlawfully, tortiously, or in violation of any employment contract toward Employee.

         25.      SEVERABILITY

         If any one or more than one of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal, or unenforceable in any respect, the rest of this Agreement will remain enforceable. The Agreement Will then be construed as if it never contained the invalid, illegal, or unenforceable provision.

         26.      SUCCESSORS AND ASSIGNS

         This Agreement is binding and shall take effect for the benefit of (i) Company, its officers, directors, agents, employees, subsidiaries, affiliated entities, related entities, attorneys, any other representatives, and successors in interest; and (ii) Employee, Employee's heirs, assigns, executors, administrators, other legal representatives, and successors.

         27.      BINDING AGREEMENT

         This Agreement will become binding and enforceable after the seven day revocation period in paragraph 22.d of this Agreement has expired with the revocation of the Agreement by Employee.

ROBERT A. PICKERING                         DURA AUTOMOTIVE SYSTEMS, INC.

/s/ ROBERT PICKERING                        By: /s/ THERESA SKOTAK
---------------------------------           ---------------------------------
Signature

                                            Title: Vice President
                                                   Human Resources

Date: DECEMBER 29, 2003                     Date: DECEMBER 19, 2003

Date of Delivery to Employee: December 19, 2003 via mail

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                    TERMINATION BENEFIT CALCULATION WORKSHEET
                                      FOR
                              ROBERT A. PICKERING

SEVERANCE PAY

         a.     Weeks Severance Pay:                               26

         b.     Weekly Base Pay:                             $5637.50

         c.     Total Severance Pay (a times b)          $ 146,575.00

Severance pay is paid in installments according to the Company's regular payroll cycle beginning the first pay period after the expiration of the Agreement's seven-day revocation period or January 1, 2004 whichever is later.

VACATION PAY

Vacation pay due to you will be paid with your final paycheck even if you have not signed the General Release at that time.

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